EXHIBIT 99.1

Airborne Wireless Network Announces Appointment of its VP of Industry Relations Earle Olson to the Global Connected Aircraft Summit Advisory Board

Airborne Wireless Network (OTC QB: ABWN) is pleased to announce the appointment of Earle Olson, ABWN’s VP of Industry Relations, to the Global Connected Aircraft Summit Advisory Board. Other members of Global Connected Aircraft Summit’s Advisory Board include senior managers of United Airlines, Delta Airlines, FedEx Express, Qatar Airways, Icelandair, Southwest Airlines, Google, Rockwell Collins, Panasonic Avionics, Gogo, and Honeywell Aerospace.

The 2018 Global Connected Aircraft Summit brings together companies from all across the aviation industry and will be held in San Diego on June 4th through June 6th, 2018. The 2018 Global Connected Aircraft Summit will also include Global Connected Ship. Global Connected Ship will bring key end users, such as cruise ships, yacht operators and commercial shipping companies together with service providers and technology vendors to discuss the most pressing needs and demands to the future of the maritime connectivity.

Mike Warren, CEO of ABWN said: “We are honored that the Global Connected Aircraft Summit has selected Earle Olson, our VP of Industry Affairs, to become a member of its Advisory Board. Earle is serving on a board with luminaries from airlines, information technologies, communications, connectivity, among other aviation related industries. The Global Connected Aircraft Summit should present an excellent forum to discuss ABWN’s Infinitus Super HighwayTM with global aviation participants. In addition, as Global Connected Ship is also being held at the Global Connected Aircraft Summit, ABWN will have the ability to introduce its Infinitus Super HighwayTM to the maritime industry.”

About Global Connected Aircraft Summit

The Global Connected Aircraft Summit brings together companies from all across the industry to assess some of the early market lessons, potential demand, and best practices. In this three-day summit, Avionics and Via Satellite magazines will bring together panels on topics ranging from airline business models and cockpit improvements, telemedicine, to satellite bandwidth and alternative industry perspectives. It is the most comprehensive event of its kind anywhere in the world. The Global Connected Aircraft Summit continues to grow, branching out to look at more operations capability and how the connected aircraft will make a difference. Some of the sponsors of the Global Connected Aircraft Summit include Inmarsat, ViaSat, intelsat, Honeywell, Gogo, Panasonic, Rockwell Collins and Global Eagle. Representatives from Facebook, Netflix, Emirates, United Airlines, Lufthansa, Delta Airlines, Southwest Airlines, ANA (Japan) Saudi, Scandinavian Airlines, LATAM Airlines, Nok Air, British Airways, the FAA, Etihad Airways, Norwegian, Icelandair, Hawaiian Airlines, Finnair, Gulf Air, Royal Caribbean, Rolls Royce, Federal Express, Cisco, Marriott Hotels, Hyatt Hotels, and NetJets have spoken at prior Global Connected Aircraft Summits.

For more information, see: http://www.gcasummit.com/gca-summit/

About Airborne Wireless Network

The Company intends to create a high-speed broadband airborne wireless network by linking commercial aircraft in flight. It is projected that each aircraft participating in the network will act as an airborne repeater or router, sending and receiving broadband signals from one aircraft to the next and creating a digital superhighway in the sky. The Company intends the network to be a high-speed broadband internet pipeline to improve coverage connectivity. The Company does not intend to provide retail customer coverage to end users, but, instead, act as a wholesale carrier with target customers, such as internet service providers and telephone companies.

Currently, the world's connectivity is achieved by use of undersea cables, ground based fiber and satellites. The Company believes that the Company's airborne digital highway may be a solution to fill the world's connectivity void. Once the network is developed and fully implemented, its uses may be limitless. The Company's network, once developed, should provide low cost, high-speed connectivity to rural areas, island nations, ships at sea, oil platforms, in addition to connectivity to commercial and private aircraft in flight.

For further information see: www.airbornewirelessnetwork.com

Notice Regarding Forward-Looking Statements:

This release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of the company's management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, availability of capital; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to raise the additional funding we will need to continue to pursue our business and product development plans; our ability to develop and commercialize products based on our technology platform; competition in the industry in which we operate and market; general industry conditions; general economic factors; the impact of industry regulation; technological advances; new products and patents attained by competitors; manufacturing difficulties or delays; dependence on the effectiveness of the company's patents; and the exposure to litigation, including patent litigation, and/or regulatory actions.

Contact:

info@airbornewirelessnetwork.com

805-583-4302